EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Circuit City Stores, Inc.:


We consent to the use of our reports dated April 2, 1999, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries as of February 28, 1999 and 1998 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended February 28, 1999, and the related financial statement schedule, which reports are included, or incorporated by reference from the annual report to stockholders, in the February 28, 1999 annual report on Form 10-K of Circuit City Stores, Inc., which annual report is incorporated by reference in this Registration Statement on Form S-8 of Circuit City Stores, Inc.

We also consent to the use of our reports dated April 2, 1999, relating to the balance sheets of the Circuit City Group as of February 28, 1999 and 1998 and the related statements of earnings, group equity and cash flows for each of the fiscal years in the three-year period ended February 28, 1999, and the related financial statement schedule, which reports are included, or incorporated by reference from the annual report to stockholders, in the February 28, 1999 annual report on Form 10-K of Circuit City Stores, Inc., which annual report is incorporated by reference in this Registration Statement on Form S-8 of Circuit City Stores, Inc. Our reports on the Circuit City Group dated April 2, 1999, include a qualification related to the effects of not consolidating the CarMax Group with the Circuit City Group as required by generally accepted accounting principles.

We also consent to the use of our reports dated April 2, 1999, relating to the balance sheets of the CarMax Group as of February 28, 1999 and 1998 and the related statements of operations, group equity (deficit) and cash flows for each of the fiscal years in the three-year period ended February 28, 1999, and the related financial statement schedule, which reports are included, or incorporated by reference from the annual report to stockholders, in the February 28, 1999 annual report on Form 10-K of Circuit City Stores, Inc., which annual report is incorporated by reference in this Registration Statement on Form S-8 of Circuit City Stores, Inc.

/s/KPMG LLP


Richmond, Virginia
August 30, 1999